 QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Rampart Capital Corporation
(Name of Registrant as Specified In Its Charter)
not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: not applicable
	(2)	Aggregate number of securities to which transaction applies: not applicable
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
 not applicable

	(4)	Proposed maximum aggregate value of transaction: not applicable
	(5)	Total fee paid: not applicable
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: not applicable
	(2)	Form, Schedule or Registration Statement No.: not applicable
	(3)	Filing Party: not applicable
	(4)	Date Filed: not applicable

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2000

To the Shareholders of
Rampart Capital Corporation,

    The annual meeting of Shareholders of Rampart Capital Corporation will be held at the Newport Golf Club and Conference Center, 16401 Country Club Drive, Crosby, Texas 77532, on Wednesday, May 24, 2000 at 2:00 p.m., Houston, Texas time, for the following purposes:

  1.
  To elect five directors to serve until the 2001 Annual Meeting;

  2.
  To ratify the selection of Pannell Kerr Forster of Texas, P.C. as independent public accountants for 2000; and,

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 1, 2000 as the record date for determining Shareholders entitled to notice of and to vote at the meeting.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date, and return the accompanying proxy as soon as possible.

                      By Authorization of the Board of Directors

                      Charles W. Janke
                      Chairman of the Board and
                      Chief Executive Officer

May 4, 2000
700 Louisiana, Suite 2510
Houston, Texas 77002

PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are being mailed to Shareholders beginning on or about May 4, 2000. Proxies are furnished in connection with the solicitation by the Board of Directors of Rampart Capital Corporation (the "Company") from the holders of our common stock ("Common Stock") for use at the 2000 Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by our regular employees. We will pay all costs of soliciting proxies. We will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

    All duly executed proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as the Company's independent public accountants, and at the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A Shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

    As of May 1, 2000, the record date for determining Shareholders entitled to vote at the annual meeting, we have outstanding and entitled to vote 3,006,393 shares of Common Stock. The Common Stock is the only class of our stock outstanding at the record date and entitled to vote at the Annual Meeting. Each share entitles the holder to one vote on each matter submitted to a vote of Shareholders. Cumulative voting is not permitted. The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock.

    Abstentions, shares with respect to which authority is withheld, and shares held of record by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. For purposes of determining the outcome of any matter as to which a broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the Annual Meeting require the affirmative vote of a majority of the votes cast. In a plurality vote, abstentions are not considered a vote cast and will not affect the outcome. In a majority vote, however, express abstentions are considered a vote cast and have the effect of a vote against a particular matter. Broker non-votes will not affect the outcome of any vote on the matters presented at the Annual Meeting because they are not considered a vote cast under Texas law. Votes are counted, and an inspector of elections to be appointed at the Annual Meeting by the Chairman of the Annual Meeting certifies the count. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

    The Annual Report on Form 10-KSB for the year ended December 31, 1999, has been mailed to all Shareholders entitled to vote at the Annual Meeting on or before the date of mailing of this Proxy Statement.

Item 1. Election of Directors

    Our Board of Directors currently consists of five directors with each director elected annually. All of the current Directors have been nominated for re-election.

    The persons named in this proxy may act with discretionary authority in the event any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in a nominee becoming unavailable for election. A Shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote the Shareholder's shares for one or more of the named nominees.

    Nominees—The following summaries set forth information concerning the five nominees for election as directors at the Annual Meeting, including each nominee's age, position with the Rampart, if any, and business experience during the last five years.

    Charles W. Janke, age 55, has been Chairman, President, Chief Executive Officer, and a director of Rampart since its organization in March 1994. He relinquished his position as President to Mr. Carpenter effective January 1, 1999 and continues as Chairman of the Board, Chief Executive Officer, and director. Prior to the organization of Rampart, Mr. Janke's primary activity was private investments. During 1992 and 1993, Mr. Janke invested in Laidlaw Holdings, Inc., a securities investment firm. During this period he provided mezzanine and bridge financing for several firms, all of which became listed on the NASDAQ Exchange. Mr. Janke's ownership in Laidlaw Holdings, Inc. was less than 1% and he has no current ownership. During the period 1989 through 1992, Mr. Janke provided acquisition funding for a company that acquired in excess of $400 million in residential mortgage portfolios in association with a major securities firm. After a brief retirement, he funded the start-up of Rampart and became active in our management. For the period 1975 through 1985, Mr. Janke was a Shareholder and officer of Centurian National Group, Inc., a cemetery and funeral home holding company, which was acquired by Service Corporation International, a public corporation.

    J. H. Carpenter, age 58, was elected President and Chief Operating Officer effective January 1, 1999. He has been Vice President and a director since the organization of Rampart in March 1994. For the period October 1991 through March 1994, Mr. Carpenter was a shareholder and president of two closely held corporations that acquired commercial debt from the Resolution Trust Corporation and the Federal Deposit Insurance Corporation. During the period 1989 to October 1991, Mr. Carpenter was associated with a company that acquired, in conjunction with a major securities firm, and sold over $400 million in residential mortgage portfolios. From 1970 through 1981, Mr. Carpenter was Vice President and Treasurer of Camco, Incorporated, a publicly traded oil tool manufacturing company.

    James W. Christian, age 46, was elected a director of Rampart effective January 1, 1999. Mr. Christian is a member of the Houston, Texas law firm of Christian & Smith L.L.P. where he has practiced since 1990. Mr. Christian specializes in litigation, corporate and real estate law.

    James J. Janke, age 46, was elected a director of Rampart in 1996. Mr. Janke is Vice President and General Manager of a top 100 Ford dealership where he has been employed since 1976. He serves on the Board of Directors of the Texas Auto Dealers Association, the Houston Livestock Show and Rodeo, a charitable organization, and the Better Business Bureau of Houston. Charles W. Janke and James J. Janke are brothers.

    Robert A. Shuey, III, age 45, was elected as a director of Rampart in September 1999, pursuant to the underwriters' agreement, dated January 1999, entered into in connection with our recent public offering. He is a director and Chief Executive Officer of Institutional Equity Holdings, Inc. (formerly Euromed, Inc.), which owns all of the outstanding stock of Institutional Equity Corporation (formerly Redstone Securities, Inc.), the representative of the underwriters in our recent public offering. Mr. Shuey has been a director of Institutional Equity Holdings since July 1996 and Chief Executive Officer since December 1998. Prior thereto, he had been Manager of Investment Banking with Tejas Securities Group, Inc. since September 1997. He has been in the investment banking business for more than five years, with National Securities Corporation from September 1996 until August 1997, with La Jolla Securities Corporation from April 1995 until August 1996, with Dillon Gage Securities Corporation from January 1994 until April 1995 and Dickinson & Co. from March 1993 to December 1993. Mr. Shuey is a member of the Board of Directors of AutoBond Corporation, Westower Corporation, Institutional Equity Holdings, Inc., Bio Aqua, Streamedia, and Transnational Financial Corporation.

    Director Remuneration—Directors who are also employees do not receive any remuneration in their capacity as directors. In 1999, non-employee directors received travel expense reimbursement and $1,000 per meeting attended.

    On April 20, 2000, the director's compensation plan was amended to include reimbursement of travel expenses and $1,000 per meeting in which the director was physically present, $500 per meeting telephonically attended, and $1,500 for the Annual Meeting of Shareholders and the subsequent board meeting immediately following thereto. On January 11, 2000, each non-employee director was granted a five-year non-qualified stock option to purchase 1,000 shares of common stock for a price per share equal to the closing price, as quoted on the American Stock Exchange, on the date granted. The closing price per share on January 11, 2000 was $3.75. The Compensation Committee has not yet considered any proposal that would award options to our officers, directors, or employees in the future.

    Standing Committees, Board Organization and Meetings—The Board of Directors has two committees, the Audit and Compensation Committees. These committees report their actions, if any, to the full Board of Directors at its next regular meeting. The members of the Compensation Committee and of the Audit Committee consist of the three non-employee directors—Messrs. Christian, Shuey and Janke (James J.). The duties and functions performed by the Compensation Committee are: 1) to review and recommend to the Board of Directors, or determine, the annual salary, bonus, stock options and other benefits, direct and indirect, of the executive officers; 2) review new executive compensation programs; 3) review on a periodic basis the operations of our executive compensation programs to determine whether they are properly coordinated; 4) establish and periodically review policies for the administration of executive compensation programs; 5) modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance; 6) establish and periodically review policies in the area of management prerequisites; and 7) to exercise all of the powers of the Board of Directors with respect to any other matters involving the compensation of our employees and the employee benefits as may be delegated to the Compensation Committee from time to time.

    The duties and functions of the Audit Committee are to: (1) examine the activities of our independent auditors to determine whether their activities are reasonably designed to assure the soundness of accounting and financial procedures; (2)) review our accounting policies and the objectivity of our financial reporting; and (3) consider annually the qualifications of our independent auditors and the scope of their audit and make recommendations to the Board of Directors as to its selection.

    During 1999, the Board of Directors held 5 meetings and did not act by written consent. During 1999, all members of the Board of Directors attended at least 75% of the total of all Board meetings. There were no committee meetings in 1999.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT—The following table sets forth as of April 20, 2000, information with respect to (a) each person (including any "group" as the term is used in section 13(d)(3) of the Securities Exchange Act of 1934) who we know to be the beneficial owner of more than 5% of our outstanding Common Stock and (b) the number and percentage of our Common Stock owned by each of our directors and the executive officers individually and as a group. We believe that, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community laws where applicable.

	Shares of Common Stock
	Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number	Percent
Charles W. Janke(2) 700 Louisiana, Suite 2510, Houston, Texas 77002	1,500,000	49.9%
J. H. Carpenter(3) 700 Louisiana, Suite 2510, Houston, Texas 77002	750,000	24.9%
Charles F. Presley 700 Louisiana, Suite 2510, Houston, Texas 77002	3,300	*
James J. Janke(4) 1145 North Shepherd, Houston, Texas 77008	1,000	*
Robert A. Shuey, III(4) 5910 N. Central Expressway Suite 1480, Dallas, 75206	1,000	*
James W. Christian(4) 5 Martin Lane, Houston, Texas 77055	1,000	*

All Executive Officers and Directors as a group (6 persons)	2,256,300	75.1%

*
Less than one percent of outstanding shares.

(1)
The table is based on information supplied by the officers, directors, and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the person can acquire the stock within sixty days of the date of this proxy statement.

(2)
Mr. Janke's shares are owned by a family limited partnership of which Mr. Janke is the general partner.

(3)
The majority of Mr. Carpenter's shares (600,000 shares) are owned by a family limited partnership, the general partner of which is a closely held corporation whose stock is owned by trusts for the benefit of Mr. Carpenter's children and grandchildren. Mr. Carpenter is sole director and officer of this corporation and has voting power over its stock. The balance of Mr. Carpenter's shares (150,000 shares) is held by a corporation, which is solely owned and controlled by Mr. Carpenter.

(4)
Shares shown include the 1,000 share Common Stock option granted to each non-employee director.

    Compliance with Section 16(a) of the Exchange Act—Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and persons who beneficially own 10% or more of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on our review of the copies of such reports and written representations that no other reports were required, we believe that during 1999 all our directors and executive officers and 10% or greater shareholders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

    Executive Compensation—The following table sets forth the compensation awarded to, earned by, or paid to the Chief Executive Officer and the other officers of Rampart who received compensation of over $100,000 for the fiscal years ended December 31, 1999, 1998 and 1997 (the "Named Executive Officers"):

Summary Compensation Table

Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	All Other Compensation
Charles W. Janke Chairman of the Board Chief Executive Officer	1999 1998 1997	$159,886 132,886 123,562	— —	— — —
J. H. Carpenter President Chief Operating Officer	1999 1998 1997	158,659 131,659 122,437	— —	— — —
Charles F. Presley Vice-President Chief Financial Officer	1999 1998 1997	116,845 83,872 37,802

    Employment Agreements—We do not have written employment contracts with any of our Named Executive Officers. However, since 1996, in addition to his other duties, Charles Presley has performed, and continues to perform, services for Rampart to facilitate the collection of certain defaulted obligations owned by Rampart and to facilitate realization from other assets. Mr. Presley has an oral arrangement with Rampart whereby he is entitled to receive from one to five percent, net of costs, of any amounts realized by Rampart with respect to such assets. During 1998 and 1999, Mr. Presley received an aggregate of $91,664 under this arrangement. We anticipate that the Compensation Committee will recommend employment agreements and formalize compensation agreements with the Named Executive Officers during 2000.

    Option Grants In Last Fiscal Year—No stock options were granted to any of our Named Executive Officers during 1999.

    Fiscal Year Option Values—None of the Named Executive Officers exercised any stock options in 1999 nor do any hold any unexercised options at December 31, 1999.

    Retirement plan—Effective January 1, 2000, all of our employees may participate in an IRS Section 408(p) Simplified Retirement Plan. We elected to match participating employee contributions to the plan up to a maximum of 3% of the employee's compensation. In no event may our contribution on behalf of any employee exceed the limit set by the IRS (currently $6,000 per year). The employee's elective contributions are made on a pre-tax basis and each employee may choose the mutual funds in which to invest both the employee's and Rampart's contributions. Both the employee and Rampart's contributions are immediately vested and are payable to the employee or their designated beneficiary upon termination of employment.

    Certain Relationships And Related Transactions—During 1996, Charles W. Janke, Chairman and Chief Executive Officer, and members of his immediate family or trusts loaned funds to Rampart as shown below as part of the funds required to purchase two loan portfolios. The lenders were paid interest and given a participation in the net cash profits of the recovery from the portfolios. Net cash profits for purposes of profit participation were defined as gross collections less direct collection costs.

Date	Lending Party	Amount	Stated Interest Rate	Profit Participation%	Effective Interest Rate
January 1, 1996	Janke Family Partnership, Ltd.	$100,000	12%	0%	12.0%
May 22, 1996	C.W. Janke Trust	$112,500	12%	1.4625%,	27.1%
				6.5825%
May 22, 1996	H. Y. Janke Trust	$112,500	12%	1.4625%,	27.1%
				6.5825%
May 22, 1996	Alfred Janke	$125,000	12%	3.655%	23.9%

    All of the above loans, including interest and profit participation of $171,588, were paid in 1997 and 1998.

    Furthermore, the Janke Family Partnership, Ltd. has pledged certificates of deposits as collateral for our bank financing. We could not have received the amount of financing without this pledge. In order to compensate the family limited partnership for the reduced yield on the money invested in the certificates and pledged as collateral, we have paid an additional 6% interest per year on the certificates pledged. We paid additional interest of $84,000 in 1998 and $22,500 in 1999, as the amount pledged as collateral has been reduced. These pledged certificates of deposit were released by the bank under the terms of the renewal of our revolving credit facility in September 1999.

    During 1998, InSource Financial Corporation, a company owned and controlled by J. H. Carpenter, Rampart's President and director, sold its interest in a real estate mortgage and judgment lien to Rampart for $334,000. Rampart collected approximately $375,000 on this mortgage and judgment during 1998. InSource purchased the lien in 1995 for approximately $250,000, including capitalized costs.

    In 1998 we sold a property for $525,000 to a consortium of buyers consisting of Mr. Carpenter, Mr. Janke, trusts for two of Mr. Janke's children, the Janke Family Partnership, Ltd., and Southwest Commerce Partners No. 1, Ltd., a partnership in which Mr. Janke has a 25% interest. The sales price was equal to the highest third party offer received on the property. We took 10% interest bearing notes that mature in three years as payment for the property. We purchased the property in 1994 as part of a debt portfolio purchased from the FDIC and allocated a cost basis of $100,000 to the property. In July 1999, the buyers as a group prepaid $150,000 comprised of $78,750 in interest and $71,250 in principal reduction on the loan balance.

    In 1994, Southwest Commerce Partners No. 1, Ltd., a limited partnership in which Mr. Janke has a 25% interest, contributed approximately $52,000 for its interest in the purchase of two portfolios of non-performing debt from the FDIC. The partnership received a 6.25% profit interest in the acquired portfolios. As of December 31, 1998, all of the funds contributed by the partnership have been repaid and the partnership retains a 6.25% profit interest in the assets remaining in the acquired portfolios.

    On February 1, 1999, we acquired through Rampart Properties Corporation, our wholly owned subsidiary, the real estate and other assets from the bankruptcy estate of Newport Partners, LLC for $2,875,000. The Janke Family Partnership, Ltd. loaned $1,400,000 to Rampart Properties Corporation to provide a portion of the funding for the purchase. The balance of the purchase price was advanced by Southwest Bank of Texas, N.A. against our revolving line of credit. The Janke Family Partnership, Ltd. was secured by a real estate note secured by a deed of trust, which was secondary to the security interest of Southwest Bank. The real estate note provides for monthly payments of interest only at a 10% annual interest rate, commencing March 31, 1999. The maturity date of the note was

December 31, 1999. We retired the Janke Family Partnership, Ltd. Note in September 1999 from the proceeds of the initial public offering. During 1999, we paid interest of $92,440 on this note.

    Robert A. Shuey, III was an officer and director of Redstone Securities, Inc., which participated as an underwriter in our recent initial public offering in September 1999. In return for services provided by Mr. Shuey to Redstone Securities in connection with this public offering, Mr. Shuey received 12,000 underwriter's warrants. The underwriters' warrants allow the purchase of 12,000 units exercisable at $31.35 per unit. Each unit consists of 2 shares of common stock and a warrant to purchase a share of common at an exercise price of $13.82 per share. The underwriter's warrants are exercisable beginning in September 2000.

    James W. Christian is a member of the Houston, Texas law firm of Christian & Smith, L.L.P. During 1998 and 1999, Christian & Smith, LIP. performed legal services for Rampart in the aggregate amount of $31,858 and continues to perform legal services for Rampart in 2000. A related family entity of Mr. Christian also has agreements with Rampart whereby it is entitled to receive a fixed percentage of the net profits realized from two real properties purchased by Rampart Properties Corporation, a wholly owned subsidiary of Rampart. The agreements provide for 6% of net profits realized by Rampart from its Newport property and a variable percentage of net profits realized by Rampart from its Webster property. The net profits interest on the Webster property decreases with time. During 1998 and 1999, Mr. Christian did not receive any benefit from these agreements.

    We believe that all of the foregoing transactions were on terms no less favorable than would have been received at the time of the transaction if transacted with unaffiliated third parties. Any future transactions between Rampart and its officers and directors, principal shareholders and affiliates, will be approved by a majority of the board of directors, including a majority of the independent, disinterested outside directors. These future transactions will be on terms no less favorable to Rampart than could be obtained from unaffiliated third parties.

Item 2. Ratification of Appointment of Independent Public Accountants

    The Board of Directors has elected Pannell Kerr Forster of Texas, P.C. as our independent public accountants to conduct an audit of our financial statements for the year 2000, and has further directed that management submit the selection of the independent accountants for ratification by our shareholders at the annual meeting. This firm has acted as independent public accountants for us for the past five fiscal years. Representatives of Pannell Kerr Forster of Texas, P.C. are not expected to be present at the Annual Meeting. Its representatives will not be able to make a statement at the Annual Meeting and are not expected to be available to respond to questions.

    Shareholder ratification of the selection of Pannell Kerr Forster of Texas, P.C. as our independent public accountants is not required by our bylaws or otherwise. If our shareholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any tune during the year if the Board believes that such a change would be in the best interest of Rampart. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the annual meeting is required to ratify the selection of Pannell Kerr Forster of Texas, P.C.

Item 3. Other Business

    Management does not intend to bring any other business before the annual meeting and has not been informed that any other matters are to be presented by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented by others.

Additional Information

    Shareholder Proposals—Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, addresses when a company must include a Shareholder's proposal in its Proxy Statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of Shareholders. Under Rule 14a-8, we must receive proposals for the 2001 Annual Meeting of Shareholders no later than January 5, 2001 for such proposals to be included in next year's Proxy Statement and proxy card. However, if the date of the 2001 Annual Meeting of Shareholders changes by more than 30 days from the date of the 2000 Annual Meeting of Shareholders, the deadline is a reasonable time before we begin to print and mail our proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to Shareholders. Shareholder proposals must also be otherwise eligible for inclusion. If we do not receive notice of any other matter that shareholders wish to raise at the 2001 Annual Meeting of Stockholders by March 20, 2001, and that matter is raised at the meeting, the proxy holders will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to Chief Executive Officer at the address listed on the front page of this Proxy Statement.

RAMPART CAPITAL CORPORATION

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR
THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 24, 2000

The undersigned, hereby revoking all prior proxies, hereby appoints _________________________ and ______________and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of RAMPART CAPITAL CORPORATION standing in the name of the undersigned, at the Annual Meeting of Shareholders of RAMPART CAPITAL CORPORATION to be held at 2:00 p.m., Houston time, on May 24, 2000 at the Newport Golf Club and Conference Center, 16401 Country Club Drive, Crosby, Texas 77532, or at any adjournment(s) or postponement(s) thereof, on all matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AS STATED BELOW AND, UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF SUCH PROPOSALS.

1.
ELECTION OF FIVE DIRECTORS FOR A ONE YEAR TERM ENDING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

NOMINEES:	Charles W. Janke, J.H. Carpenter, James W. Christian, James J. Janke, and Robert A. Shuey, III.
	[ ]	VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):_______________________________
	[ ]	VOTE WITHHELD from all nominees

(This Proxy must be dated and signed on the reverse side)

(Continued From Other Side)

2.
PROPOSAL TO RATIFY PANNELL KERR FORSTER OF TEXAS, P.C. INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2000.

      [ ] For    [ ] Against    [ ] Abstain

NOTE:	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.
Dated:	, 2000
Shareholder's Signature
Signature if held jointly

(Please sign exactly as your name appears on this card. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc., should also so indicate when signing.)

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

QuickLinks

Summary Compensation Table
RAMPART CAPITAL CORPORATION
(Continued From Other Side)